Media Contact:
Heidi Murphy
Heidi.murphy@padillaco.com

Investor Relations:
John Cummings
Sr. Director, FP&A & IR
(765) 262-2898
john.cummings@onewabash.com

Wabash Announces Fourth Quarter and Full Year 2025 Results

•Quarterly revenue of $321M - Revenue in line with guidance as Parts and Services continues its year over year and sequential revenue growth but lower than expected truck body production resulted in operational inefficiencies that led to operating income and EPS below expectations.
•GAAP operating income of $(59.9)M or Non-GAAP adjusted operating income of $(43.8)M and GAAP EPS of $(1.23) or Non-GAAP adjusted EPS of $(0.93). Non-GAAP adjusted operating income and EPS exclude the cost impact of idling two manufacturing facilities.
•Full year revenue of $1.54B, GAAP EPS of $5.07 per diluted share and Non-GAAP adjusted EPS of $(2.15).
•Total backlog of $705 million ending Q4; Market environment remains challenging as fleets remain cautious in the near term.
•Market environment showing early signs of stabilization, setting up for demand improvement in 2H 2026 and a stronger 2027.

LAFAYETTE, Ind. – February 4, 2026 – Wabash (NYSE: WNC), a leader in end-to-end supply chain solutions for the transportation, logistics and infrastructure markets, today reported results for the quarter and full year ended December 31, 2025.
For the fourth quarter of 2025, net sales were $321.5 million. Operating loss was $59.9 million, or (18.6)% of sales. Net loss attributable to common stockholders was $49.9 million, or $(1.23) per diluted share. Non-GAAP adjusted operating loss was $43.8 million, or (13.6)% of sales and Non-GAAP adjusted net loss attributable to common stockholders was $37.8 million, or $(0.93) per diluted share. For the full year 2025, revenue totaled $1.54 billion with operating income of $307.5 million or non-GAAP adjusted operating loss of $95 million, representing (6.2)% of sales. Full year net income attributable to common stockholders was $211.5 million, or $5.07 per diluted share. On a non-GAAP adjusted basis, full year net income was $(89.9) million, or $(2.15) per diluted share. Adjusted EBITDA, a non-GAAP measure that excludes the effects of certain items, for the fourth quarter of 2025 was $(26.2) million, or (8.1)% of net sales, and full year adjusted EBITDA was $(24.6) million, or (1.6)% of net sales.
Total Company backlog as of December 31, 2025 was approximately $705 million, as capital spending decisions continue to be delayed and highly managed.
Given the current market conditions and lack of visibility, we are providing guidance only for the first quarter of 2026, and will not be issuing full-year 2026 guidance at this time. For the first quarter, we expect revenue be in the range of $310 million to $330 million and adjusted earnings per share to be in the range of ($0.95) to ($1.05).

“While conditions on the ground are improving for our customers, we have limited visibility into timing, pace and sustainability of the freight market recovery. With that said, the underlying conditions for a strong trailer demand response is growing once the freight market recovery threshold is met and our customers look to recapture profitability and get back to a growth mindset. But for now, our customers continue to defer capital spending decisions, and order patterns remain uneven, reflecting a highly managed near term reality across freight, construction, and industrial end markets.," explained Brent Yeagy, President and Chief Executive Officer. "While near-term conditions remain challenging, customer engagement around 2026 purchasing decisions is ongoing, and many fleet order commitments for the year remain open and active, a positive departure from historic norms for this period of the sales cycle for trailers. Based on these discussions and early order activity, we believe full-year 2026 revenue and operating margin is likely to be higher than 2025, even though the timing and shape of demand recovery remain uncertain.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter of 2025 and 2024. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended December 31,	2025	2024
New Units Shipped
Trailers[1]	5,901	6,770
Truck bodies	1,343	3,010

	Transportation Solutions		Parts & Services
Three Months Ended December 31,	2025	2024	2025	2024
	(Unaudited, dollars in thousands)
Net sales	$262,886	$370,494	$64,457	$48,603
Gross (loss) profit	$(16,377)	$34,880	$10,177	$8,079
Gross (loss) profit margin	(6.2)%	9.4%	15.8%	16.6%
(Loss) income from operations	$(47,849)	$17,942	$5,123	$4,494
(Loss) income from operations margin	(18.2)%	4.8%	7.9%	9.2%
1 Trailer shipments for Q4 2025 and 2024 do not include TaaS units transferred of 237 and 0 units, respectively.
Transportation Solutions’ net sales for the fourth quarter were $262.9 million, a decrease of 29.0% compared to the prior year quarter. During the quarter, operating loss was $47.8 million, or (18.2)% of sales. Non-GAAP operating loss during the quarter was $31.7 million or (12.1)% of sales.
Parts & Services' net sales for the fourth quarter were $64.5 million, an increase of 32.6% compared to the prior year quarter. Operating income was $5.1 million, or 7.9% of sales during the quarter.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures including adjusted operating (loss) income, adjusted operating (loss) income margin, adjusted EBITDA, adjusted net (loss) income, adjusted diluted (loss) earnings per share, free cash flow, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net (loss) income, net cash (used in) provided by operating activities, and reconciliations to GAAP financial statements should be carefully evaluated.

Adjusted operating (loss) income and margin, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating (loss) income margin is calculated by dividing adjusted operating (loss) income by total net sales. A reconciliation of adjusted operating (loss) income to operating (loss) income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of adjusted EBITDA to net (loss) income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share reflect an adjustment for Impairments, the Missouri legal matter and the related tax effect of those adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net (loss) income and diluted net (loss) income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share to net (loss) income attributable to common stockholders and diluted net (loss) earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Free cash flow is defined as net cash (used in) provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash (used in) provided by operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating (loss) income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to (loss) income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking adjusted operating (loss) income, adjusted EBITDA, adjusted net (loss) income, adjusted diluted (loss) earnings per share, free cash flow, adjusted segment EBITDA and adjusted segment EBITDA margin to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.

Fourth Quarter 2025 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, February 4, 2026 beginning at 12:00 p.m. EST. The call and an accompanying slide presentation will be accessible on the "Investors" section of Wabash’s website, www.onewabash.com, under "Events & Presentations." The conference call will be accessible at the following link: https://events.q4inc.com/attendee/340360146. A replay of the call will be available shortly after the conclusion of the presentation.
About
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the risks related to highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$31,923	$115,484
Accounts receivable, net	119,874	143,946
Inventories, net	181,153	258,825
Prepaid expenses and other	86,136	76,233
Total current assets	419,086	594,488
Property, plant, and equipment, net	300,477	339,247
Deferred income taxes	9,047	94,873
Goodwill	191,222	188,441
Intangible assets, net	63,561	74,445
Investment in unconsolidated entities	7,250	7,250
Other assets	180,598	112,785
Total assets	$1,171,241	$1,411,529
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	145,799	146,738
Other accrued liabilities	156,556	161,671
Total current liabilities	302,355	308,409
Long-term debt	442,852	397,142
Other non-current liabilities	57,492	516,152
Total liabilities	802,699	1,221,703
Commitments and contingencies
Noncontrolling interest	1,184	996
Wabash National Corporation stockholders' equity:
Common stock, $0.01 par value: 200,000,000 shares authorized; 40,436,437 and 42,882,308 shares outstanding, respectively	787	781
Additional paid-in capital	700,697	689,216
Retained earnings	303,615	105,633
Accumulated other comprehensive loss	(398)	(3,229)
Treasury stock, at cost: 38,263,966 and 35,253,489 common shares, respectively	(637,343)	(603,571)
Total Wabash National Corporation stockholders' equity	367,358	188,830
Total liabilities, noncontrolling interest, and equity	$1,171,241	$1,411,529

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net sales	$321,453	$416,814	$1,542,754	$1,946,740
Cost of sales	327,653	373,855	1,472,843	1,681,668
Gross (loss) profit	(6,200)	42,959	69,911	265,072
General and administrative expenses	31,421	30,991	(286,775)	580,684
Selling expenses	6,136	5,932	24,444	28,035
Amortization of intangible assets	2,817	2,912	11,184	11,973
Impairment and other, net	13,367	(462)	13,553	484
(Loss) income from operations	(59,941)	3,586	307,505	(356,104)
Other income (expense):
Interest expense	(5,609)	(4,945)	(21,316)	(19,839)
Other, net	1,135	869	3,956	5,434
Other expense, net	(4,474)	(4,076)	(17,360)	(14,405)
Loss from unconsolidated entity	(1,092)	(1,511)	(6,982)	(6,089)
(Loss) income before income tax expense	(65,507)	(2,001)	283,163	(376,598)
Income tax (benefit) expense	(15,514)	(1,308)	71,524	(93,523)
Net (loss) income	(49,993)	(693)	211,639	(283,075)
Net (loss) income attributable to noncontrolling interest	(115)	337	188	996
Net (loss) income attributable to common stockholders	$(49,878)	$(1,030)	$211,451	$(284,071)

Net (loss) income attributable to common stockholders per share:
Basic	$(1.23)	$(0.02)	$5.09	$(6.40)
Diluted	$(1.23)	$(0.02)	$5.07	$(6.40)
Weighted average common shares outstanding (in thousands):
Basic	40,666	43,343	41,511	44,359
Diluted	40,666	43,343	41,746	44,359

Dividends declared per share	$0.08	$0.08	$0.32	$0.32

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$211,639	$(283,075)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	47,551	45,012
Amortization of intangibles	11,184	11,973
Net loss (gain) on sale of property, plant and equipment and business divestiture	93	(493)
Deferred income taxes	85,826	(111,683)
Stock-based compensation	11,476	11,309
Non-cash interest expense	1,008	962
Equity in loss from unconsolidated entity	6,982	6,089
Impairment	13,371	994
Accounts receivable	24,072	39,044
Inventories	77,672	8,810
Prepaid expenses and other	(6,505)	4,020
Accounts payable and accrued liabilities	(6,996)	(68,687)
Other, net	(465,707)	452,997
Net cash provided by operating activities	11,666	117,272
Cash flows from investing activities:
Cash payments for capital expenditures	(24,711)	(72,188)
Expenditures for revenue generating assets	(47,544)	(6,948)
Proceeds from sale of assets and business divestiture	138	4,448
Acquisitions, net of cash acquired	(1,666)	—
Notes receivable issued to unconsolidated entity	(18,900)	(20,100)
Net cash used in investing activities	(92,683)	(94,788)
Cash flows from financing activities:
Proceeds from exercise of stock options	11	28
Dividends paid	(13,782)	(14,779)
Borrowings under revolving credit facilities	127,429	884
Payments under revolving credit facilities	(82,429)	(884)
Debt issuance costs paid	(1)	(5)
Stock repurchases	(33,772)	(70,912)
Distribution to noncontrolling interest		(603)
Net cash used in financing activities	(2,544)	(86,271)
Cash, cash equivalents, and restricted cash:
Net decrease in cash, cash equivalents, and restricted cash	(83,561)	(63,787)
Cash, cash equivalents, and restricted cash at beginning of period	115,484	179,271
Cash, cash equivalents, and restricted cash at end of period	$31,923	$115,484
Supplemental disclosures of cash flow information:
Cash paid for interest	$20,103	$18,786
Net cash (refunds) paid for income taxes	$(1,334)	$29,831
Period end balance of payables for property, plant, and equipment	$2,280	$5,915

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended December 31,	2025	2024
New Units Shipped
Trailers[1]	5,901	6,770
Truck bodies	1,343	3,010
Used trailers	20	35

Three Months Ended December 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2025
New trailers	$222,663	$—	$(5,489)	$217,174
Used trailers	—	1,021	—	1,021
Components, parts and service	—	30,500	—	30,500
Equipment and other	40,223	32,936	(401)	72,758
Total net external sales	$262,886	$64,457	$(5,890)	$321,453
Gross (loss) profit	$(16,377)	$10,177	$—	$(6,200)
(Loss) income from operations	$(47,849)	$5,123	$(17,215)	$(59,941)
Adjusted (loss) income from operations[2]	$(31,703)	$5,123	$(17,215)	$(43,795)

2024
New trailers	$278,022	$—	$(816)	$277,206
Used trailers	—	1,128	—	1,128
Components, parts and service	—	26,943	—	26,943
Equipment and other	92,472	20,532	(1,467)	111,537
Total net external sales	$370,494	$48,603	$(2,283)	$416,814
Gross profit	$34,880	$8,079	$—	$42,959
Income (loss) from operations	$17,942	$4,494	$(18,850)	$3,586
Adjusted income (loss) from operations[2]	$17,942	$4,494	$(18,850)	$3,586

1 Trailer shipments for Q4 2025 and 2024 do not include TaaS units transferred of 237 and 0 units, respectively.

2 Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Twelve Months Ended December 31,	2025	2024
New Units Shipped
Trailers[1]	27,770	32,100
Truck bodies	10,600	14,255
Used trailers	105	80

Twelve Months Ended December 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2025
New trailers	$1,045,677	$—	$(37,403)	$1,008,274
Used trailers	—	4,570	—	4,570
Components, parts and service	—	127,341	—	127,341
Equipment and other	298,700	105,209	(1,340)	402,569
Total net external sales	$1,344,377	$237,120	$(38,743)	$1,542,754
Gross profit	$25,714	$44,197	$—	$69,911
(Loss) income from operations	$(58,245)	$27,714	$338,036	$307,505
Adjusted (loss) income from operations[2]	$(42,099)	$27,714	$(80,558)	$(94,943)

2024
New trailers	$1,335,902	$—	$(3,978)	$1,331,924
Used trailers	71	4,012	(71)	4,012
Components, parts and service	—	128,565	—	128,565
Equipment and other	419,160	72,485	(9,406)	482,239
Total net external sales	$1,755,133	$205,062	$(13,455)	$1,946,740
Gross profit	$217,618	$47,454	$—	$265,072
Income (loss) from operations	$148,277	$35,417	$(539,798)	$(356,104)
Adjusted income (loss) from operations[2]	$148,277	$35,417	$(89,798)	$93,896

1 YTD Trailer shipments for 2025 and 2024 do not include TaaS units transferred of 1,262 and 63 units, respectively.

2 Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT and COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating (Loss) Income[1]	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Transportation Solutions
(Loss) income from operations	$(47,849)	$17,942	$(58,245)	$148,277
Adjustments:
Impairment of Little Falls, MN assets	16,146	—	16,146	—
Adjusted operating (loss) income	(31,703)	17,942	(42,099)	148,277
Adjusted operating (loss) income margin	(12.1)%	4.8%	(3.1)%	8.4%

Parts & Services
Income from operations	5,123	4,494	27,714	35,417
Adjustments:
N/A	—	—	—	—
Adjusted operating income	5,123	4,494	27,714	35,417
Adjusted operating income margin	7.9%	9.2%	11.7%	17.3%

Corporate
(Loss) income from operations	(17,215)	(18,850)	338,036	(539,798)
Adjustments:
Missouri legal matter	—	—	(418,594)	450,000
Adjusted operating loss	(17,215)	(18,850)	(80,558)	(89,798)

Consolidated
(Loss) income from operations	(59,941)	3,586	307,505	(356,104)
Adjustments:
Impairment of Little Falls, MN assets	16,146	—	16,146	—
Missouri legal matter	—	—	(418,594)	450,000
Adjusted operating (loss) income	$(43,795)	$3,586	$(94,943)	$93,896
Adjusted operating (loss) income margin	(13.6)%	0.9%	(6.2)%	4.8%

1 Adjusted operating (loss) income and margin, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating (loss) income margin is calculated by dividing adjusted operating (loss) income by total net sales.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Adjusted EBITDA[1] :	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(49,993)	$(693)	$211,639	$(283,075)
Income tax (benefit) expense	(15,514)	(1,308)	71,524	(93,523)
Interest expense	5,609	4,945	21,316	19,839
Depreciation and amortization	15,023	16,591	58,735	56,985
Stock-based compensation	2,581	1,394	11,476	11,309
Missouri legal matter	—	—	(418,594)	450,000
Impairment of Little Falls, MN assets	16,146	—	16,146	—
Impairment and other, net	(4)	(462)	182	484
Other, net	(1,135)	(869)	(3,956)	(5,434)
Loss from unconsolidated entity	1,092	1,511	6,982	6,089
Adjusted EBITDA	$(26,195)	$21,109	$(24,550)	$162,674

Adjusted Net (Loss) Income Attributable to Common Stockholders[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (loss) income attributable to common stockholders	$(49,878)	$(1,030)	$211,451	$(284,071)
Adjustments:
Impairment of Little Falls, MN assets	16,146	—	16,146	—
Missouri legal matter	—	—	(418,594)	450,000
Tax effect of aforementioned items	(4,049)	—	101,056	(111,213)
Adjusted net (loss) income attributable to common stockholders	$(37,781)	$(1,030)	$(89,941)	$54,716

Adjusted Diluted (Loss) Earnings Per Share[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Diluted (loss) earnings per share	$(1.23)	$(0.02)	$5.07	$(6.40)
Adjustments:
Impairment of Little Falls, MN assets	0.39	—	0.39	—
Missouri legal matter	—	—	(10.03)	10.14
Tax effect of aforementioned items	(0.09)	—	2.42	(2.52)
Adjusted diluted (loss) earnings per share	$(0.93)	$(0.02)	$(2.15)	$1.22

Weighted average diluted shares outstanding (in thousands)[3]	40,666	43,343	41,746	44,908

1 Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share reflect an adjustment for Impairments, the Missouri legal matter and the related tax effects of those adjustments.
3 Weighted average diluted shares outstanding for the twelve months ended December 31, 2024 differ from the GAAP presentation on the Company's Consolidated Statement of Operations due to the Company being in a loss position on an unadjusted basis.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash (used in) provided by operating activities	$(57,434)	$80,884	$11,666	$117,272
Cash payments for capital expenditures	(4,504)	(21,345)	(24,711)	(72,188)
Expenditures for revenue generating assets	(7,355)	(5,513)	(47,544)	(6,948)
Free cash flow[1]	$(69,293)	$54,026	$(60,589)	$38,136

1 Free cash flow is defined as net cash (used in) provided by operating activities minus cash payments for capital expenditures and expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended December 31	2025	2024	2025	2024
(Loss) income from operations	$(47,849)	$17,942	$5,123	$4,494
Depreciation and amortization	11,963	14,291	1,935	1,055
Impairment of Little Falls, MN assets	16,146	—	—	—
Impairment and other, net	5	(477)	(9)	14
Adjusted segment EBITDA	$(19,735)	$31,756	$7,049	$5,563

Adjusted segment EBITDA margin	(7.5)%	8.6%	10.9%	11.4%

	Transportation Solutions		Parts & Services
Twelve Months Ended December 31	2025	2024	2025	2024
(Loss) income from operations	$(58,245)	$148,277	$27,714	$35,417
Depreciation and amortization	48,652	49,987	5,496	2,681
Impairment of Little Falls, MN assets	16,146	—	—	—
Impairment and other, net	217	(518)	(35)	1
Adjusted segment EBITDA	$6,770	$197,746	$33,175	$38,099

Adjusted segment EBITDA Margin	0.5%	11.3%	14.0%	18.6%

1 Adjusted segment EBITDA and margin, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating (loss) income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.